Exhibit 23.1

Board of Directors

Bylog Group Corp.

84/1 Bilang, Hutan, Liaoning Province

Dalian City, District ZhongShan 116013

Gentlemen:

We consent to the use in this Amendment No. 4 to the Registration Statement on Form S-1 of our report dated May 27, 2016 relating to the financial statements of Bylog Group Corp. as of March 31, 2016, and for the  period from August 21, 2015 (inception) to March 31, 2016, and to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Paritz & Company, P.A.

Paritz & Company, P.A.

Hackensack, New Jersey

December 22, 2016